Exhibit 10.15


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                             STOCKHOLDERS' AGREEMENT

                                      AMONG

                       DIAMOND PHYSICIAN MANAGEMENT, INC.

                                       and

                             THE STOCKHOLDERS LISTED
                                  ON SCHEDULE I


                            Dated as of July 1, 1996


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


                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------

SECTION 1.        Definitions............................................... 1

SECTION 2.        Board of Directors........................................ 2

SECTION 3.        Rollup of the Medical Group's Stock....................... 3

SECTION 4.        Mandatory Repurchase of Medical Group's Stock............. 3

SECTION 5.        Restrictions on Sales of Stock............................ 5
      5.1.        General Restrictions...................................... 5
      5.2.        Right of First Refusal.................................... 6

SECTION 6.        Certain Repurchase Rights of ACN and/or the
                        Corporation......................................... 8
      6.1.        Repurchase from the Medical Group and its
                        Affiliates.......................................... 8

SECTION 7.        Legend.................................................... 9

SECTION 8.        Governing Law............................................. 9

SECTION 9.        Benefits of Agreement..................................... 9

SECTION 10.       Notices................................................... 9

SECTION 11.       Entire Agreement......................................... 10

SECTION 12.       Modification............................................. 10

SECTION 13.       Headings................................................. 11

SECTION 14.       Nouns and Pronouns....................................... 11

SECTION 15.       Counterparts............................................. 11

                                            STOCKHOLDERS' AGREEMENT
                                            dated as of July 1, 1996 (the
                                            "Agreement"), among DIAMOND
                                            PHYSICIAN MANAGEMENT, INC., a
                                            Delaware corporation (the
                                            "Corporation"), and the parties
                                            listed on Schedule I (collectively,
                                            the "Stockholders").


     The Stockholders have caused the Corporation to be formed for the purpose of providing certain non-medical management, administrative and information management services to Long Island Interventional Cardiology, a New York partnership and any successors thereto (the "Medical Group"), in accordance with the terms of the Management Services Agreement, dated as of July 1, 1996, between the Corporation and the Medical Group (the "Management Services Agreement"). The Medical Group and ACN are stockholders of the Corporation. Each Stockholder is acquiring that number of shares of common stock (the "Common Stock"), $.001 par value, of the Corporation set forth opposite such Stockholder's name on Schedule I. The Stockholders and the Corporation deem it to be advisable and in their respective best interests to enter into certain agreements with respect to the management, continuity and stability of the business and policies of the Corporation and certain other matters as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and obligations contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. As used herein, the following terms shall have the following respective meanings:

     (a) "AHC" shall mean the Advanced Health Corporation, a Delaware corporation, and any successors thereto.

     (b) "AHC Stock" shall have the meaning given to such term in Section 3(a) hereof.

     (c) "Affiliate", with respect to any Stockholder, shall mean any Person that directly or indirectly Controls, is Controlled by or is under common Control with such Stockholder.

     (d) "ACN" shall mean the Advanced Clinical Networks Corporation, a Delaware corporation, and any successors thereto.

     (e) "Control" shall mean, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether directly or indirectly, through ownership of voting securities, by contract or otherwise.

     (f) "Non-selling Stockholder" shall mean any Stockholder except a Selling Stockholder.

     (g) "Person" shall mean any individual, partnership, corporation, group, trust or other legal entity.

     (h) "Sell" (or "Sale"), as to any Stock, shall mean to sell, or in any other way directly or indirectly transfer, assign, pledge, hypothecate, distribute, exchange, encumber or otherwise dispose of, either voluntarily or involuntarily and with or without consideration.

     (i) "Selling Stockholder" shall mean ACN, if ACN is proposing to Sell Stock, or the Medical Group, if the Medical Group is proposing to Sell Stock.

     (j) "Stock" shall mean (i) common stock outstanding on the date hereof,
(ii) any additional shares of common stock or other capital stock (or options or warrants to acquire capital stock) of the Corporation hereafter issued and outstanding or (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.

     (k) "Trigger Event" shall have the meaning set forth in Section 3(b) hereof.

     SECTION 2. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors (the "Board of Directors") consisting of seven directors, four of whom shall be designated by ACN and three of whom shall be designated by the Medical Group. At each annual meeting of the stockholders of the Corporation, and at each special meeting of the stockholders of the Corporation called for the purpose of electing directors of the Corporation, and at any time at which the Stockholders shall have the right to, or shall, vote or give their written consent to elect directors of the Corporation, then, and in each event, the Stockholders shall vote all shares of Stock owned by them (or shall consent in writing in lieu of a meeting of stockholders of the Corporation, as the case may be) for the election of the directors designated in accordance with the preceding sentence. In the event of the removal, resignation or death of a director, the Stockholders shall vote, or give their written consent, to fill the resulting vacancy with a nominee selected by the Stockholder originally entitled to designate such director. Notwithstanding anything contained herein to the contrary, the Medical Group's right to designate three directors to serve on the Board of Directors shall be nonassignable and shall terminate as of the date the Medical Group and/or its Affiliates (including, without limitation, its partners or the individual stockholders of its partners) owns in the aggregate less than five percent of the Corporation's Stock. ACN shall at all times have the right to elect the Chairman of the Board of Directors.

     SECTION 3. Rollup of the Medical Group's Stock.

     (a) If ACN's Board of Directors determines that the Trigger Event (as defined below) has occurred, then ACN may elect to merge the Corporation with and into ACN in a transaction in which the Medical Group shall receive voting common stock of AHC (the "AHC Stock") in exchange for its Stock of the Corporation (the "Rollup"). Each share of Stock owned by the Medical Group shall be convertible into that number of shares of AHC Stock to be determined at the time of the Rollup in accordance with Exhibit A. The AHC Stock received by the Medical Group pursuant to the Rollup shall be registered in compliance with the federal and state securities laws or exempt therefrom.

     (b) A "Trigger Event" shall be deemed to have occurred if each of the following conditions is satisfied in full: (i) ACN and its Affiliates are providing practice management services to at least 300 physicians, (ii) ACN and its Affiliates are providing network management services to at least 2,000 physicians, (iii) AHC has at least $75,000,000 in stockholders' equity according to AHC's most recent financial statements, (iv) AHC maintains stock outstanding which is publicly traded on a national stock exchange, the NASDAQ National Market System, the NASDAQ SmallCap System or the over-the-counter market and (v) AHC's Board of Directors has authorized the Rollup.

     (c) The right of the Medical Group to participate in the Rollup and to receive shares of AHC Stock pursuant to Section 3(a) shall automatically terminate if the Corporation terminates the Management Services Agreement pursuant to Section 8(d) thereof prior to the completion of the Rollup.

     (d) Except as provided in Section 5.1(a), the Medical Group's right to receive shares of AHC Stock pursuant to Section 3(a) is personal in nature and nonassignable. Accordingly, the Medical Group acknowledges that such right hereunder will not transfer to any purchaser of shares of Stock held by the Medical Group.

     SECTION 4. Mandatory Repurchase of Medical Group's Stock.

     (a) (i) If ACN has failed to commence the Rollup by the first anniversary of the occurrence of the events set forth in Section 3(b)(i) through (iv), the Medical Group shall be entitled at any time thereafter to require ACN, and ACN shall be obligated (subject to the following sentence), to repurchase all of the outstanding Stock of the Medical Group (the "Rollup Put Option") at a purchase price equal to 110 percent of the fair market value of such Stock had the Rollup been consummated pursuant to Section 3. The fair market value of the Stock subject to the Rollup Put Option shall be the average Closing

Price (as defined below) per share of AHC's Stock for the 30 consecutive trading days immediately prior to the Medical Group's exercise of the Rollup Put Option multiplied by the number of shares of AHC's Stock the Medical Group would have owned had the Rollup been consummated. In the event that AHC's Stock is not admitted or listed for trading on a national stock exchange, the NASDAQ National Market System, the NASDAQ SmallCap System or the over-the-counter market and is not otherwise quoted by NASDAQ or any similar organization, the determination of fair market value shall be made by a nationally recognized independent public accounting firm or an investment banking firm mutually agreed to by ACN and the Medical Group which is independent of and not affiliated with ACN, the Medical Group or any of their Affiliates. Any determination of fair market value shall be conclusive and binding on ACN and the Medical Group. ACN and the Medical Group shall equally bear the cost of any such appraisal. The "Closing Price" for each trading day shall be the last reported sales price regular way on the principal securities exchange or market system (including, for purposes hereof, the NASDAQ National Market System or the NASDAQ SmallCap System) on which the AHC Stock is listed or admitted to trading or, in case no such reported sale takes place on such day, if the principal market for the AHC Stock is a securities exchange, the average of the closing bid and asked prices regular way on such exchange on such day, or if the principal market for the AHC Stock is the NASDAQ National Market System on NASDAQ SmallCap System, the average of the highest reported bid and asked prices regular way on such system on such day, or if the AHC Stock is not listed or admitted to trading on any national securities exchange or the NASDAQ National Market System or NASDAQ SmallCap System, the average of the highest reported bid and asked prices for the AHC Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information.

     (ii) If the Medical Group terminates the Management Services Agreement pursuant to Section 8(b)(i), 8(b)(ii) or 8(c) thereof and subsequently (A) the Rollup is consummated pursuant to Section 3 or (B) ACN has failed to commence the Rollup by the first anniversary of the occurrence of the events set forth in
Section 3(b)(i) through (iv), the Medical Group shall be entitled to require that ACN, and ACN shall be obligated (subject to the following sentence), to repurchase at the time set forth in Section 4(c) all of the outstanding Stock of the Medical Group (the "Termination Put Option") at a purchase price equal to the fair market value of such Stock had the Rollup been consummated or 110 percent of the fair market value of the Stock if ACN has failed to commence the Rollup by the first anniversary of the occurrence of the events set forth in
Section 3(b)(i) through (iv). The determination of the fair market value of the Stock subject to the Termination Put Option shall be (X) determined in accordance with the provisions of Section 4(a)(i) above and clause (Y) of this
Section 4(a)(ii) and

(Y) based on the number of Tranche I, Tranche II, Tranche III and Tranche IV (as defined in Exhibit A) shares, if any, allocable to the Corporation as of the effective date of the exercise of the Termination Put Option.

     (b) The Medical Group may exercise the Rollup Put Option and/or the Termination Put Option by delivering a written notice (the "Put Notice") to ACN which notice shall specify the number of shares of Stock owned by the Medical Group to be repurchased.

     (c) The closing of such repurchase by ACN shall occur on a date determined by ACN (the "Put Closing Date") which date shall be no more than 30 days after the determination by the independent appraiser of fair market value of the Stock subject to the Rollup Put Option and/or the Termination Put Option. On the Put Closing Date, the Medical Group shall surrender to ACN the Stock owned by the Medical Group being repurchased without any representation or warranty (other than that the holder has good and valid title thereto free and clear of liens, claims, encumbrances and restrictions of any kind), against payment therefor by ACN to the Medical Group by (at the option of the Medical Group), (1) wire transfer to an account in a bank located in the United States designated by the Medical Group for such purpose or (2) a certified or official bank check drawn on a member of the New York Clearing House payable to the order of the Medical Group.

     SECTION 5. Restrictions on Sales of Stock.

     5.1. General Restrictions. No Stockholder shall, at any time during the term of this Agreement, Sell any Stock, except:

          (i) by pledge which creates a mere security interest in the Stock, provided that (a) all Stockholders consent to such pledge and (b) the pledgee thereof shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement to the same event as if it were the Stockholder making such pledge;

          (ii) the Medical Group shall Sell its Stock to the Corporation in accordance with Section 3 hereof;

          (iii) the Medical Group shall be permitted to Sell all or any part of its Stock to an Affiliate (including, without limitation, the partners and the individual stockholders of its partners) and such Affiliate shall be permitted to Sell all or any part of its Stock to another Affiliate of the Medical Group, who or which agrees in writing to be bound by and to comply with the applicable provisions of this Agreement as if such purchaser were the Medical Group for the purposes hereof;

          (iv) by Sale in accordance with Section 5.2;

          (v) ACN shall have the right to Sell all or any part of its Stock to any Affiliate, or any employee of ACN or any Affiliate, who or which agrees in writing to be bound by and to comply with the applicable provisions of this Agreement as if such purchaser were ACN for the purposes hereof;

          (vi) the Medical Group shall be permitted to sell its Stock to ACN or the Corporation, including, without limitation, pursuant to Section 4;

          (vii) pursuant to a liquidation or winding-up of the Corporation.

     5.2. Right of First Refusal. Except as otherwise provided in Section 5.1, the Medical Group and ACN shall not Sell any shares of Stock unless (i) the prior written consent of the Corporation is obtained or (ii) the following procedure is followed:

     (a) The Selling Stockholder shall first deliver to the Corporation and the Non-selling Stockholders a written notice (the "Offer Notice"), which shall be irrevocable for a period of 90 days after delivery thereof, offering (the "Offer") all of the Stock proposed to be Sold by the Selling Stockholder at the purchase price and on the terms specified in the Offer Notice. The Corporation (or its designee) shall then have the right and option, for a period of 30 days after delivery of the Offer Notice, to accept all or any part of the Stock so offered at the purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by delivering a written notice to the Selling Stockholder and the Non-selling Stockholders within said 30-day period.

     (b) If the Corporation (or its designee) shall fail to accept all of the Stock offered for sale pursuant to, or shall reject in writing, the Offer (the Corporation being required to notify in writing the Selling Stockholder and the Non-selling Stockholders of its rejection or failure to accept all of the Stock in the event of the same), then, upon the earlier of the expiration of such 30-day period or the receipt of such written notice of rejection or failure to accept such Offer by the Corporation, the Non-selling Stockholders shall have the right and option, for a period of 30 days thereafter, to accept all or any part of the Stock so offered and not accepted by the Corporation (the "Refused Stock") at the purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by delivering a written notice to the Corporation and the Selling Stockholder within said 30-day period.

     (c) Sales of Stock under the terms of Sections 5.2(a) and 5.2(b) shall be made at the offices of the Corporation on a mutually satisfactory business day within 30 days after the expiration of the last applicable period described in
Section 5.2(b). Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

     (d) If effective acceptance shall not be received pursuant to Sections 5.2(a) and 5.2(b) with respect to all Stock offered for Sale pursuant to the Offer Notice, then the Selling Stockholder may Sell all or any part of the Stock so offered and not so accepted to a party or parties reasonably acceptable to the Non-selling Stockholders (determined in accordance with Section 5.2(e) hereof) at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms stated in the Offer Notice at any time within 60 days after the expiration of the Offer required by Sections 5.2(a) and 5.2(b). In the event that the Stock is not Sold by the Selling Stockholder during such 60-day period to such party or parties, the right of the Selling Stockholder to Sell such Stock shall expire and the obligations of this Section
5.2 shall be reinstated.

     (e) The Selling Stockholder shall, at least 20 days prior to the proposed date of Sale of Stock by the Selling Stockholder to any party other than the Non-selling Stockholders, provide in writing to the Non-selling Stockholders the identity of such proposed purchaser and such other information concerning such purchaser as shall be reasonably requested by the Non-selling Stockholders to enable the Non-selling Stockholders to determine the acceptability of the proposed purchaser as a Stockholder. Within such 20 day period, the Non-selling Stockholders shall provide to the Selling Stockholder in writing either such Stockholder's consent or disapproval of such proposed purchaser. The Selling Stockholder shall be entitled to consummate such Sale of Stock to such proposed purchaser if the Non-selling Stockholders shall consent to such proposed purchaser.

     (f) Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to this Section 5.2 who or which is not a Stockholder shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement and shall be deemed to be a Stockholder for all purposes of this Agreement.

     SECTION 6. Certain Repurchase Rights of ACN and/or the Corporation.

     6.1. Repurchase from the Medical Group and its Affiliates. (a) In the event of:

          (i) the termination of the Management Services Agreement by the Corporation as a result of a material default by the Medical Group in the performance of any duty or obligation imposed upon it by the Management Services Agreement;

          (ii) the breach by the Medical Group or any Affiliate thereof of the terms of this Agreement or by the Medical Group or any Affiliate thereof of the terms of any services, subcontracting or other agreement entered into between the Medical Group or any Affiliate thereof and the Corporation (or any subcontractor thereof) or entered into among the Medical Group, any Affiliate thereof, the Corporation (or any subcontractor thereof) and one or more third parties, if such breach is not cured within 30 days following the Medical Group's or any Affiliate's receipt from the Corporation of written notification of such breach; or

          (iii) the commencement of a voluntary or involuntary bankruptcy proceeding (provided, with respect to an involuntary proceeding, that such proceeding has not been stayed or dismissed within 60 days of such commencement) by or against the Medical Group;

then, ACN (or the Corporation or any other designee of ACN) shall have the right, but not the obligation, to purchase from the Medical Group and/or any such Affiliate thereof and the Medical Group and/or such Affiliate shall be obligated to sell to ACN (or the Corporation or such other designee), upon the exercise of such right, at a purchase price per share (as constituted on the date hereof) equal to the book value of the Stock at the time of such event as determined by the accountants of the Corporation, up to that number of shares of Stock then owned by the Medical Group and/or any such Affiliate.

     (b) ACN (or the Corporation or any other designee of ACN) may exercise its right to purchase Stock owned by the Medical Group and/or any Affiliate thereof pursuant to Section 6.1(a) by delivering a written notice to such effect to the Medical Group and/or any Affiliate thereof within 30 days following the event giving rise to such right, which notice shall specify the number of shares of Stock which the Corporation so elects to purchase. Any purchase of Stock pursuant to Section 6.1(a) shall be made on a business day designated by ACN (or the Corporation or other designee) which shall be within 10 days of the delivery of such notice, by delivery of the purchase price against receipt of one or more certificates, properly endorsed, evidencing the Stock to be so purchased.

     SECTION 7. Legend. Each certificate evidencing Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE REGISTERED HOLDER HEREOF HAS REPRESENTED TO THE ISSUER OF THE SHARES REPRESENTED HEREBY THAT IT HAS ACQUIRED SUCH SHARES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION. ACCORDINGLY, SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUBSEQUENTLY REGISTERED THEREUNDER OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE."

     "CERTAIN OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE UNDER THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF JULY 1, 1996, AMONG DIAMOND PHYSICIAN MANAGEMENT, INC. AND THE OTHER STOCKHOLDERS LISTED ON SCHEDULE I THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF DIAMOND PHYSICIAN MANAGEMENT, INC."

     SECTION 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the laws and principles thereof or of any other jurisdiction that would direct the application of the laws of another jurisdiction. The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively lie in any federal or state court located in the State of New York. By execution and delivery of this Agreement, the parties hereto irrevocably submit to the jurisdiction of such courts for themselves and in respect of their property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

     SECTION 9. Benefits of Agreement. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs.

     SECTION 10. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by telecopy, nationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

              (i) if to the Corporation, to:

                  Diamond Physician Management, Inc.
                  560 White Plains Road, 2nd Floor
                  Tarrytown, New York  10591
                  Attention: Alan Masarek
                  Telephone: (914) 332-6688
                  Telecopy:  (914) 332-1186

                  with a copy to:

                  O'Sullivan Graev & Karabell, LLP
                  30 Rockefeller Plaza
                  New York, New York  10112
                  Attention: John J. Suydam, Esq.
                  Telephone: (212) 408-2400
                  Telecopy:  (212) 408-2420; and

            (ii) if to the Stockholders, to their respective addresses set forth on Schedule I attached hereto;

                  with a copy to:

                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                  551 Fifth Avenue
                  New York, New York  10176
                  Attention:  Stephen J. Gulotta, Jr., Esq.
                  Telephone:  (212) 661-6500
                  Telecopy:   (212) 697-6686

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of delivery by telecopy or personal delivery, on the date of such delivery,
(b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

     SECTION 11. Entire Agreement. This Agreement and the other writings and agreements referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to their subject matter. This Agreement and such other writings and agreements referred to herein supersede all prior agreements and understandings among the parties with respect to their subject matter.

     SECTION 12. Modification. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation, ACN and the Medical Group.

     SECTION 13. Headings. The section and paragraph head- ings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 14. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

                                      * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        DIAMOND PHYSICIAN MANAGEMENT, INC.


                                        By:__________________________________
                                           Name:
                                           Title:


                                        ADVANCED CLINICAL NETWORKS CORPORATION


                                        By:__________________________________
                                           Name:
                                           Title:


                                        LONG ISLAND INTERVENTIONAL CARDIOLOGY

                                        By: Ronnie Hershman, M.D., P.C.,
                                            Its General Partner


                                        By:__________________________________
                                           Name:
                                           Title: President

                                                                      SCHEDULE I

                                  STOCKHOLDERS
                                  ------------


STOCKHOLDER                                   COMMON SHARES             %
- -----------                                   -------------            ---

ADVANCED CLINICAL NETWORKS                          51                 51
      CORPORATION
560 White Plains Road, 2nd Fl.
Tarrytown, New York  10591
Attention:  Richard Kaplan


LONG ISLAND INTERVENTIONAL                          49                 49
CARDIOLOGY
100 Port Washington Boulevard
Roslyn, New York  11575
Attention: Ronnie Hershman, M.D.

                                    EXHIBIT A


                                   The Rollup

     AHC has established and reserved 548,224 shares of its common stock as adjusted by a stock split, reverse stock split, stock dividend or recapitalization of AHC's shares of common stock (the "MSO Pool") for issuance to all medical personnel which own, from time to time, any equity interest in any Affiliate of AHC which provides management services to physicians or physician groups (each an "MSO"). AHC has organized, and from time to time after the date hereof shall organize, MSO's to provide physician management and network services and grant equity interests in such entities, which equity interests will participate in the MSO Pool or any Rollup.

     The MSO Pool will only be issued if AHC determines, in its discretion, to consummate the Rollup. The Rollup of all MSO equity interests must be done at one time and in one transaction. The shares in the MSO Pool have been divided into four tranches, of 17.5%, 22.5% 27.5% and 32.5%, respectively. AHC will allocate the first tranche of the MSO Pool ("Tranche I") to be divided among the physician networks and physician practices (each a "PPN") which own equity in the MSO's which are established on or prior to December 31, 1996 (the "Tranche I Period"). AHC will allocate the second tranche of the MSO Pool ("Tranche II") to be divided among the PPNs which own equity in all MSO's which operate (including MSO's formed during the Tranche I Period) during calendar year 1997 (the "Tranche II Period"). AHC will allocate the third tranche of the MSO Pool ("Tranche III") to be divided among the PPN's which own equity in all MSO's which operate during calendar year 1998 (the "Tranche III Period"). AHC will allocate the fourth tranche of the MSO Pool ("Tranche IV") to be divided among the PPNs which own equity in MSO's which operate during calendar year 1999 (the "Tranche IV Period").

     At the time AHC shall determine to effect the Rollup, the MSO Pool shall be allocated as follows:

     1. All PPNs which qualify for Tranche I shares shall receive an allocation of Tranche I shares based upon their proportionate percentage of Qualifying Revenues for the Tranche I Period. To determine the proportionate percentage for each PPN, a numerator for each PPN will be established by taking the Qualifying Revenues of such MSO for the Tranche I Period. The denominator shall be equal to the sum of the numerators for the PPNs. As used herein, Qualifying Revenues for each MSO shall mean all revenues other than revenues derived from referrals for "designated health services" (as such term is defined by applicable law and regulations or similarly referral regulated services) by physicians if consideration for such referrals is prohibited by state or federal law, including federal "STARK" law and regulations.

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     2. All PPNs which qualify for Tranche II shares shall receive an allocation of Tranche II shares based upon their proportionate percentage of Qualifying Revenue for the Tranche II Period. The proportionate percentage shall be calculated as provided in 1 above.

     3. All PPNs which qualify for Tranche III shares shall receive an allocation of Tranche III shares based upon their proportionate percentage of Qualifying Revenue for the Tranche III Period. The proportionate percentage shall be calculated as provided in 1 above

     4. All PPNs which qualify for Tranche IV shares shall receive an allocation of Tranche IV shares based upon their proportionate percentage of Qualifying Revenue for the Tranche IV Period. The proportionate percentage shall be calculated as provided in 1 above.

     5. If the Rollup shall occur prior to the end of the Tranche IV Period but after the end of the Tranche III Period, the Tranche IV shares shall be allocated as if the Tranche IV Period ended on the date of the Rollup. If the Rollup shall occur prior to the end of the Tranche III Period but after the end of the Tranche II Period, the Tranche III shares shall be allocated as if the Tranche II Period had ended on the date of the Rollup and the Tranche IV shares shall be allocated pro rata to all PPNs receiving Tranche I, Tranche II and Tranche III shares based upon the number of shares received. If the Rollup shall occur prior to the end of the Tranche II Period, the Tranche II shares shall be allocated as if the Trance II Period had ended on the date of the Rollup and the Tranche III and IV shares shall be allocated pro rata to all PPNs receiving Tranche I and II shares based upon the number of shares received.